Kenne Ruan, CPA, P.C.                            Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525                               kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Nevaeh Enterprises Ltd. of our report dated July 16, 2007, relating to the financial statements of the period from June 15, 2006 (inception) to April 30, 2007 and our report dated July 15, 2008, relating to the financial statements of the year ended April 30, 2008.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 16, 2008